Exhibit 4.12


                           DATED 11TH SEPTEMBER 2000


                       (1) NATIONAL WESTMINSTER BANK PLC


                                      and


                       (2) NIAGARA LASALLE (UK) LIMITED



                       --------------------------------

                              AMENDMENT AGREEMENT
                    relating to a bank facilities agreement
                               dated 21 May 1999

                       --------------------------------




                                   EVERSHEDS
                                115 Colmore Row
                                  Birmingham
                                    B3 3AL

                              Tel. 0121 232 1000
                              Fax. 0121 232 1900

                                  Ref: UI/RHH




                                   CONTENTS


1.  INTERPRETATION.....................................................1
2.  AMENDMENT..........................................................1
3.  CONFIRMATIONS......................................................2
4.  REPRESENTATIONS....................................................2
5.  MISCELLANEOUS......................................................2

SCHEDULE - AMENDMENTS TO THE FACILITIES AGREEMENT......................3





THIS AGREEMENT is made on 11th September 2000

BETWEEN:

(1) NATIONAL WESTMINSTER BANK PLC a company incorporated in England and Wales acting through its offices at PO Box 4641, 103 Colmore Row, Birmingham B3 3NR (the "Bank"); and

(2) NIAGARA LASALLE (UK) LIMITED a company incorporated in England and Wales with Company Number 3725308 and whose registered office is situate at Victoria Steel Works, Bull Lane, Moxley, Wednesbury, West Midlands WS10 8RS (the "Borrower");


WHEREAS:

(A) Pursuant to a bank facilities agreement dated 21 May 1999, between the Bank and the Borrower (the "Facilities Agreement") the Bank agreed to make available to the Borrower facilities for a term of seven years ending on the seventh anniversary of drawdown.

(B) The Borrower and the Bank have subsequently agreed to certain amendments to the Facilities Agreement.


NOW IT IS AGREED as follows:


1.    INTERPRETATION

      1.1   DEFINITIONS

            In this Agreement (except where the context otherwise requires or there is express provision herein to the contrary) all terms and expressions used in this Agreement shall have the meanings given to such terms and expressions in the Facilities
            Agreement.

      1.2   INTERPRETATION

            Clauses 1.2 - 1.12 (inclusive) of the Facilities Agreement shall be deemed to be incorporated in this Agreement as if set out in full herein, with all necessary changes.

2.    AMENDMENT

      As of and with effect from 30 June 2000 the Facilities Agreement shall be amended in accordance with the amendments set out in the attached Schedule.

3.    CONFIRMATIONS

      3.1 Save as expressly amended by this Agreement, the Facilities Agreement shall remain in full force and effect.

      3.2 Each of the parties hereto confirms that notwithstanding the amendment of the Facilities Agreement each of the Lending Documents to which it is a party remains in full force and effect and will continue to secure the obligations of the Borrower under the Facilities Agreement as so amended, and that as and from the date of this Agreement any and all references in each of the Lending Documents to the Facilities Agreement will, where applicable, be construed as references to the Facilities Agreement as amended by this Agreement.

4.    REPRESENTATIONS

      The Borrower hereby represents and warrants to the Bank that save as expressly varied or amended by this Agreement the representations and warranties referred to in Clauses 8.1 and 8.2 of the Facilities Agreement are correct on the date hereof.

5.    MISCELLANEOUS

      5.1 This Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

      5.2 This Agreement shall be governed by and construed in accordance with English law.

      5.3 The Borrower shall be responsible for, on an indemnity basis, the Bank's (and any of its advisers') costs including any VAT and disbursements incurred in connection with this Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed the day and year first above written.




                                   SCHEDULE

               AMENDMENTS TO THE FACILITIES AGREEMENT


With effect from 30 June 2000 the Facilities Agreement shall be amended as set out in this Schedule. All references in this Schedule to clause numbers are references to clauses in the Facilities Agreement and all references to paragraph numbers are references to paragraphs of this Schedule.

The existing Clause 9.3.1 contained in the Facilities Agreement shall be deleted in its entirety and replaced with the following new Clause 9.3.1:

PBIT TO INTEREST

9.3.1 the ratio of PBIT to Interest of the Borrower in respect of each period referred to in Column A below shall not be less than the ratio set out in Column B below opposite such period:

               COLUMN A                 COLUMN B
               --------                 --------
               1/1/00 to 30/6/00        2.1:1
               1/1/00 to 30/9/00        2.1:1
               1/1/00 to 31/12/00       2.1:1
               1/1/01 to 31/3/01        2.1:1
               1/1/01 to 30/6/01        2.2:1
               1/1/01 to 30/9/01        2.3:1
               1/1/01 to 31/12/01       2.4:1
               1/1/02 to 31/3/02        2.4:1
               1/1/02 to 30/6/02        2.4:1
               1/1/02 to 30/9/02        2.4:1
               1/1/02 to 31/12/02       2.75:1
               And in each calendar
               quarter thereafter       2.75:1

SIGNED BY  /s/ Raymond Rozanski         SIGNED BY /s/Andrew Baker
           --------------------                   ---------------

for and on behalf of                    for and on behalf of

NIAGARA LASALLE (UK) LIMITED            NATIONAL WESTMINSTER BANK PLC